November 26, 1996

Amwest Insurance Group, Inc.
6320 Canoga Avenue, Suite 300
Woodland Hills, California 91367

    Re: Form S-8 Registration Statement - Amwest Insurance Group, Inc. Employee Stock Purchase Plan

Ladies and Gentlemen:

We have acted as special counsel to Amwest Insurance Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of 200,000 shares of Common Stock, $.01 par value (the "Shares"), of the Company which have been reserved for issuance from time-to-time pursuant to awards granted and to be granted pursuant to the Company's Employee Stock Purchase Plan (the "Plan"). We are familiar with the corporate actions taken and to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for the purpose of rendering this opinion.We have examined, among other things, the Company's Certificate of Incorporation and Bylaws, the Plan and related agreements, and records of corporate proceedings and other actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares pursuant to awards granted under the Plan. Based on the foregoing and in reliance thereon, it is our opinion that the Shares, when issued pursuant to awards granted and exercised in accordance with the provisions of the Plan and related agreements, will be legally issued, fully paid and non-assessable.The Company is incorporated under the laws of the State of Delaware. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of rendering this opinion. Subject to the foregoing, this opinion is limited to Delaware and federal law.We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission. Very truly yours, GIBSON, DUNN & CRUTCHER LLP